CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Hispanic Television Network, Inc. 2001 Consultant Compensation Plan of our report dated March 30, 2001, except for Note 2 as to which the date is April 12, 2001, with respect to the consolidated financial statements of Hispanic Television Network, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


Dallas, Texas                                          ERNST & YOUNG
August 20, 2001